Exhibit h(4)

AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

This AMENDMENT (this “Amendment”) is made this 15th day of December, 2006, by and between Barrett Associates, Inc., a New York corporation (the “Manager”), and Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the “Sub-Administrator”).

WHEREAS, the Manager has been retained by Barrett Opportunity Fund, Inc. (the “Corporation”), a registered management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide investment advisory, management, and administrative services with respect to the Corporation;

WHEREAS, the Manager and the Sub-Administrator entered into a Sub-Administration Agreement dated December 1, 2006 (the “Sub-Administration Agreement”) with respect to the Corporation; and

WHEREAS, the Manager and the Sub-Administrator desire to amend the Sub-Administration Agreement as set forth in this Amendment;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

The Sub-Administration Agreement is hereby amended by deleting existing Section 4 in its entirety and substituting in lieu thereof a new Section 4 to read as follows:

“4. The Sub-Administrator may delegate to one or more service providers, including without limitation “affiliated persons” of the Sub-Administrator as defined in the 1940 Act, certain of the Sub-Administrator’s duties under this Agreement, provided in each case the Sub-Administrator will supervise the activities of each such entity or employees thereof, that such delegation will not relieve the Sub-Administrator of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.”

All defined terms in the Sub-Administration Agreement are used herein with the same meanings that such terms have in the Sub-Administration Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized.

BARRETT ASSOCIATES, INC.

By:	/s/ JOHN D. BARRETT II
Name:	JOHN D. BARRETT II
Title:	CEO

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:	/s/ ROBERT B. SHEPLER
Name:	ROBERT B. SHEPLER
Title:	SENIOR VICE PRESIDENT

The foregoing is acknowledged:

The undersigned officer of the Corporation has executed this Amendment not individually but in his/her capacity as an officer of the Corporation. The Corporation does not hereby undertake, on behalf of the Corporation or otherwise, any obligation to the Sub-Administrator.

BARRETT OPPORTUNITY FUND, INC.

By:	/s/ PETER H. SHRIVER
Name:	PETER H. SHRIVER, CFA
Title:	PRESIDENT

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